UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     October 10, 2007

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    641-585-3535

___________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On October 10, 2007, the Board of Directors of Winnebago Industries, Inc. (the “Company”), upon the recommendation of the Human Resources Committee (the “Committee”), approved the financial factors and the threshold, target and maximum performance levels for which awards will be paid pursuant to (i) the Officers Incentive Compensation Plan—Fiscal Period 2008 (the “2008 Incentive Compensation Plan”) and (ii) the Officers Long-Term Incentive Plan—Fiscal Three-Year Period 2008, 2009 and 2010 (the “LTIP 2008-2010”). Bruce D. Hertzke (Chairman and Chief Executive Officer), Robert J. Olson (President), Raymond M. Beebe (Vice President, General Counsel and Secretary), Sarah N. Nielsen (Vice President, Chief Financial Officer) and William J. O’Leary (Vice President, Product Development) (collectively, the “Named Executive Officers”) participate in both the 2008 Incentive Compensation Plan and the LTIP 2008-2010, and granted non-performance based restricted stock awards under the Company’s 2004 Incentive Compensation Plan (the “2004 Plan”). Also on October 10, 2007, the Board of Directors of the Company, upon the recommendation of the Committee, approved awards for the Named Executive Officers under the Officers Incentive Compensation Plan - Fiscal Period 2007 (the “2007 Incentive Compensation Plan”).

PERFORMANCE CRITERIA ESTABLISHED UNDER THE 2008 INCENTIVE COMPENSATION PLAN

As more fully discussed in the Company’s Current Report on Form 8-K dated June 20, 2007 (the “Prior Report”), the 2008 Incentive Compensation Plan provides for quarterly incentive awards based upon financial performance of the Company. The 2008 Incentive Compensation Plan is an annual program that provides for quarterly cumulative measurements of financial performance and an opportunity for quarterly incentive payments based on financial results measured against a predetermined financial performance target established by the Board of Directors. Under the 2008 Incentive Compensation Plan, the amount of the Named Executive Officers’ incentive compensation for the quarter shall be in direct proportion to the Company’s financial performance expressed as a percentage (Financial Factor) against the base salary bonus (Target) for each participant.

The 2008 Incentive Compensation Plan provides for a bonus (Target) of 105% (for the Chief Executive Officer), 75% (for the President), and 60% (in the case of the other Named Executive Officers) of base salary, respectively, comprised of 2/3 cash and 1/3 stock (or in cash at the participant’s election), at 100% achievement of the financial objectives.

Under the 2008 Incentive Compensation Plan, the financial performance in fiscal 2008 is weighted 75% to earnings per share (“EPS”) and 25% to return on invested capital (“ROIC”), with an aggregate maximum bonus of 200% of the Target. The formula utilized by the Company for ROIC is after tax operating earnings divided by the average of the current fiscal year’s and prior fiscal year’s ending total assets, less cash, short term investments and non-interest bearing current liabilities. The first portion of the Target is based solely on ROIC to a maximum 50% of

Target which is achievable at an ROIC of 24.5%. Financial performance of less than 16.0% ROIC results in no bonus attributable to ROIC. The other portion of the Target under the 2008 Incentive Compensation Plan is based solely on EPS to a maximum of 150%. The formula utilized by the Company for EPS is net income divided by weighted average common diluted shares outstanding. Attaining fiscal year 2007’s EPS plus a 5% growth factor, or EPS of $1.39, will provide the executive 50% of the Target bonus. To attain the maximum of 150% of Target allocable to EPS, the EPS maximum was set at $2.16, which is approximately 10% above the best EPS in the Company’s history in fiscal 2004, adjusted as described below. Fiscal 2004 EPS utilized for purposes of this calculation was adjusted to reflect the effect on 2004 diluted earnings per share had compensation costs for stock option awards been determined in accordance with FAS 123(R). EPS actual results of less than 80% of the $1.39 EPS Target will result in no bonus attributable to EPS.

As provided under the 2008 Incentive Compensation Plan, the Committee reserves the right to modify the Financial Factors used in determining the incentive compensation by plus or minus 20% based upon strategic organizational priorities. Strategic performance is measured only at the end of the fiscal year and is determined by full Board evaluation pursuant to a number of strategic factors. For fiscal 2008 the Board determined that industry performance, market share, product quality and planning (both strategic and succession) will be the strategic factors for purposes of measuring strategic performance.

PERFORMANCE CRITERIA ESTABLISHED UNDER THE LTIP 2008-2010

Also as more fully described in the Prior Report, the Named Executive Officers additionally are eligible for incentive awards under the LTIP 2008-2010. The LTIP 2008-2010 provides for incentive awards consisting of performance stock grants made in restricted shares of the Company’s Common Stock or, at the election of a participating officer, in cash. The awards under the LTIP 2008-2010 are based upon the Company’s financial performance as measured against the three-year financial targets established by the Board of Directors.

Under the LTIP 2008-2010, the amount of the participants’ long-term incentive award for the three-year fiscal period is in direct proportion to the Company’s financial performance expressed as a percentage (Financial Factor) against award targets for each participant determined prior to the commencement of the three-year fiscal period. The Company’s financial results for the three-year fiscal period are used in determining the Financial Factor to be used for that plan period when calculating the participants’ long-term incentive awards.

The long-term incentive for the Named Executive Officers provides for an opportunity of 25% of the annualized base salary (Target) to be awarded in restricted stock or cash at 100% achievement of the financial long-term objectives. The annualized base salary figure used is the salary in place for each participant as of January 2008. The resultant incentive award (at 100% of the three-year fiscal financial targets) will be adjusted up or down as determined by actual financial performance expressed as a percentage (Financial Factor) at the end of the three-year fiscal period.

On October 20, 2007, the Board approved, upon recommendation from the Committee, the management objectives for the LTIP 2008-2010 based on EPS and ROIC, with a performance period from fiscal 2008 through fiscal 2010. The Committee selected EPS and ROIC for this plan based on the same principles utilized for the 2008 Incentive Compensation Plan, as discussed above. In calculating the financial targets for incentive eligibility under the LTIP 2008-2010, the financial performance is weighted 75% to EPS and 25% to ROIC.

The Committee determined that both the target and maximum average annual ROIC for purposes of the LTIP 2008-2010 would be 24.5%. The Committee also determined that the year one target under the LTIP 2008-2010 would be the actual EPS for fiscal 2007 of $1.32. The Committee set the second year target for the LTIP 2008-2010 as the actual EPS for 2008, and the third year target as the actual EPS for 2009. The Committee set the maximum target for the three year cumulative EPS at $7.14.

The Committee established minimum and maximum financial targets for the LTIP 2008-2010, ranging from 80% of the target cumulative three year EPS, calculated as described in the preceding paragraph, to $7.14, respectively, for EPS and 16% to 24.5%, respectively, for ROIC. Financial performance of less than 16% for average annual ROIC and less than 80% for EPS results in no incentive award under the LTIP 2008-2010. The maximum aggregate incentive award of 150% of Target can be earned if both financial measurement components of EPS and ROIC under LTIP 2008-2010 are maximized.

Reference is made to the 2008 Incentive Compensation Plan and the LTIP 2008-2010 filed as Exhibits 99.1 and 99.2, respectively, to, and the descriptions thereof included in, the Prior Report, which are incorporated herein by this reference.

RESTRICTED STOCK AWARDS UNDER THE 2004 PLAN

On October 10, 2007, the Board of Directors of the Company, upon the recommendation of the Committee, approved the following grants of restricted stock awards to the Named Executive Officers. These stock awards are restricted for a period of one year and thereafter vest in annual increments of one-third, commencing October 10, 2008.

Name	Number of Shares of Restricted Stock Granted
Bruce D. Hetzke	17,000
Robert J. Olson	10,000
Raymond M. Beebe	5,500
Sarah N. Nielsen	5,500
William J. O’Leary	5,500

AWARDS APPROVED UNDER THE 2007 INCENTIVE COMPENSATION PLAN

Reference is made to the 2007 Incentive Compensation Plan filed as Exhibit 99.1 to, and the description thereof included in the Company’s Current Report on Form 8-K dated June 27, 2006, which are incorporated herein by this reference. On October 10, 2007, the Board of Directors of the Company, upon the recommendation of the Committee, approved awards under the 2007 Incentive Compensation Plan. The Financial Factors for the 2007 Incentive Compensation Plan were weighted 75% to EPS (Target = $1.37) and 25% to ROIC (Target = 22%). In fiscal 2007, the Company achieved EPS of $1.32 and ROIC of 26.2%. For the purposes of the 2007 Incentive Compensation Plan, the Board elected to modify amounts payable pursuant to EPS and ROIC targets by a positive 17.29%. This percentage was derived through an individual rating process administered by the Board of Directors with respect to certain categories of strategic factors. In fiscal 2007, the Board of Directors determined that industry performance, market share, product quality and planning (both strategic and succession) would be the strategic factors used in modifying the Financial Factors under the 2007 Incentive Compensation Plan.

The Table below reflects the amounts paid to Named Executive Officers under the 2007 Incentive Compensation Plan:

NAME	TOTAL CASH AWARD UNDER 2007 INCENTIVE COMPENSATION PLAN
Bruce D. Hetzke	$616,794
Robert J. Olson	$190,006
Raymond M. Beebe	$163,392
Sarah N. Nielsen	$146,566
William J. O’Leary	$155,829

NO AWARDS MADE UNDER LTIP 2005-2007

The actual three-year cumulative EPS and the average annual return on equity achieved for the Officers Long-Term Incentive Plan—Fiscal Three Year Period 2005, 2006 and 2007 (the “LTIP 2005-2007”) were below the threshold performance levels for the 2005-2007 LTIP, which resulted in no payouts in fiscal 2007 under the LTIP 2005-2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007	WINNEBAGO INDUSTRIES, INC.

	By:	/s/ Bruce D. Hertzke
Name: Bruce D. Hertzke Title: Chief Executive Officer